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                                                                      EXHIBIT 15

                    [LETTERHEAD OF COOPERS & LYBRAND L.L.P.]
                                AUGUST 19, 1994

SECURITIES AND EXCHANGE COMMISSION
450 FIFTH STREET, N.W.
WASHINGTON, D.C. 20549

        RE: DOSKOCIL COMPANIES INCORPORATED
          REGISTRATION ON FORM S-3 (FILE NO. 33-54137)
          -------------------------------------------------

We are aware that our reports dated April 29, 1994 and August 5, 1994 on our reviews of interim financial information of Doskocil Companies Incorporated as of April 2, 1994 and July 2, 1994 and for the periods ended April 2, 1994 and April 3, 1993 and July 2, 1994, and July 3, 1993 and included in the Company's amended quarterly reports on Form 10-Q/A for the quarters ended April 2, 1994 and July 2, 1994 are incorporated by reference in this registration statement. Pursuant to Rule 436(c) under the Securities Act of 1933, these reports should not be considered a part of the registration statement prepared or certified by us within the meaning of Sections 7 and 11 of that Act.

                                          /s/ COOPERS & LYBRAND L.L.P.
                              -------------------------------------------------
                                            Coopers & Lybrand L.L.P.